SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-A

               For Registration of Certain Classes of Securities
                    Pursuant to Section 12(b) or 12(g) of the
                        Securities Exchange Act of 1934

                          SVB FINANCIAL SERVICES, INC.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


             New Jersey                                  22-3438058
--------------------------------------------------------------------------------
      (State of Incorporation                          (I.R.S. Employer
      or Organization)                                 Identification No.)


103 West End Avenue, Somerville, New Jersey                 08876
--------------------------------------------------------------------------------
Address of Principal Executive Offices                   (Zip Code)

If  this   Form   relates   to  the         If  this   Form   relates   to  the
registration  of a  class  of  debt         registration  of a  class  of  debt
securities  and is  effective  upon         securities   and   is   to   become
filing    pursuant    to    General         effective  simultaneously  with the
Instruction  A (c) (1) please check         effectiveness   of   a   concurrent
the following box. [  ]                     registration  statement under the
                                            Securities  Act of 1933  pursuant
                                            to  General  Instruction  A (c) (2)
                                            please check the following box. [  ]

       Securities to be registered pursuant to Section 12(b) of the Act:

       Title of Each Class                  Name of Each Exchange on Which
       to be so Registered                  Each Class is to be Registered
       -------------------                  ------------------------------
             None

       Securities to be registered pursuant to Section 12(g) of the Act:

                      Common stock, par value $4.17/share
--------------------------------------------------------------------------------
                                (Title of Class)

D. Signature and Filing of Registration Statement.

         Eight complete copies of the registration statement, including all papers and documents filed as a part thereof (other than exhibits) shall be filed with the Commission and at least one such copy shall be filed with each exchange on which the securities are to be registered. Exhibits shall be filed with the Commission and with any exchange in accordance with the Instructions as to Exhibits. At least one copy of the registration statement filed with the Commission and one filed with each exchange shall be manually signed. Unsigned copies shall be conformed.

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered.

         Incorporated by reference to section entitled "Description of Securities" and Exhibits 4.1, 4.2, and 4.3 all as contained in the Company's Registration Statement on Form SB-2, No. 333-12305 which became effective on November 8, 1996.

Item 2. Exhibits

Exhibit           Description
-------           -----------

3.1           Certificate of Incorporation              *
              of SVB Financial Services, Inc.
              Amendment to Certificate of
              Incorporation of SVB Financial
              Services, Inc.                         Page 1

3.2           By-Laws of SVB Financial
              Services, Inc.                            *

4.1           Specimen Stock Certificate                *

4.2           Pages 3, 4, 5, 6, 7, 8, 9,                *
`             10, and 11 from Certificate
              of Incorporation of SVB
              Financial Services, Inc.

4.3           Pages 1,2, 3, 9, 10, 11, 14               *
              and 15 from the By-Laws of SVB
              Financial Services, Inc.
---------
* Incorporated by reference to Exhibits of the same designation, all as contained in the Company's Registration Statement on Form SB-2, No. 333-12305 which became effective on November 8, 1996.

                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                        SVB FINANCIAL SERVICE, INC.
                                              (Registrant)

Date:  April 17, 1997                   By: s/s Keith B. McCarthy
                                            ---------------------
                                            Keith B. McCarthy
                                            Executive Vice-President
                                            and Chief Financial Officer

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                          SVB FINANCIAL SERVICES, INC.
                           Pursuant to N.J.S. 14A:7-2



         SVB FINANCIAL SERVICES, INC., hereby amends its Certificate of Incorporation to designate 1,423,952 shares of its authorized stock as "Common Stock, $4.17/share par value." Attached hereto is a true copy of the Resolution adopted by the Board of Directors so designating the number and description of said shares.

         Said Resolution was duly adopted by the Board of Directors of SVB Financial Services, Inc., on December 19, 1996.

         This Amendment shall take effect immediately upon filing in the Office of the New Jersey Secretary of State.

         IN WITNESS WHEREOF, this Certificate of Amendment is signed and attested to by the duly authorized corporate officers of SVB Financial Services, as of the 19th Day of December, 1996.

                                        SVB FINANCIAL SERVICES, INC.

Attest:

/s/ Marguerite Eppler                   /s/ Robert P. Corcoran
---------------------                   ----------------------
Marguerite Eppler                       Robert P. Corcoran
Secretary                               President